CLIENT SERVICE AGREEMENT

     THIS AGREEMENT is made and entered into this 30th day of May, 2003, between Benchmark Consulting Inc., a New York Corporation located at 100 Merrick Road, Suite 404 East, Rockville Centre, New York 11570, (hereinafter referred to as "Benchmark") and GK Intelligent Systems, Inc., a Delaware Corporation, located at 2606 Yorktown Place, Houston, Texas 77056 (hereinafter referred to as the "Corporation").

                                   WITNESSETH:

     A. Whereas, BENCHMARK is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and

     B. Whereas, the Corporation is publicly held with its common stock trading on the Pink Sheets under the symbol "GKIG"; and

     C. Whereas, the Corporation through Midas Securities, Inc., has submitted an application on Form 211 with the NASD for quotation of the Corporation's common stock on the NASD OTC Bulletin Board, which application is pending.

     D. Whereas, the Corporation desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and

     E. Whereas, BENCHMARK is willing to accept the Corporation as a client.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. ENGAGEMENT. The Corporation hereby engages BENCHMARK to publicize the Corporation to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. BENCHMARK hereby accepts the Corporation as a client and agrees to publicize it as described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

     2. MARKETING PROGRAM. Consists of the following components:

          (A) BENCHMARK will review and analyze various aspects of the Corporation's goals and make recommendations on feasibility and achievement of desired goals.

          (B) BENCHMARK will provide exposure to its network of firms and brokers that may be interested in participating with the Corporation and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. BENCHMARK will also interview and make determinations on any firms or brokers referred by the Corporation with regard to their participation.

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          (C) BENCHMARK will use its best efforts in consulting, referrals and through investment banking, corporate and negotiations.


     3. TIME OF PERFORMANCE. Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of ten
(10) months.

     4. COMPENSATION AND EXPENSES. In consideration of the services to be performed by BENCHMARK, the Corporation agrees to pay compensation to BENCHMARK as follows:

          (A) Share Compensation. Five Hundred Thousand (500,000) restricted shares of Common Stock deliverable as follows:

               (i) 100,000 restricted shares as an initial retainer delivered within ten (10) days of execution of this Agreement by both parties.

               (ii) 100,000 restricted shares due on June 30, 2003;

               (iii) 100,000 restricted shares due on July 30, 2003;

               (iv) 100,000 restricted shares due on August 30, 2003;

               (v) 100,000 restricted shares due on September 30, 2003;

          (B) Warrants. Warrants entitling BENCHMARK to purchase five hundred thousand (500,000) shares of the Corporation's common stock with the exercise price based on the Closing Bid of the Common Stock of the Corporation as reported on the Pink Sheets or NASD Over the Counter Bulletin Board, as of the date of execution of this Agreement (the "Closing Bid"), and calculated as follows:

               (i) Round 1. BENCHMARK shall have the right to purchase 125,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred twenty-five percent (125%) of the Closing Bid;

               (ii) Round 2. BENCHMARK shall have the right to purchase 125,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred fifty percent (150%) of the Closing Bid;

               (iii) Round 3. BENCHMARK shall have the right to purchase 125,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred seventy-five percent (175%) of the Closing Bid; and

               (iv) Round 4. BENCHMARK shall have the right to purchase 125,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to two hundred percent (200%) of the Closing Bid.

          (C) Terms of Warrant. The terms and conditions of the Warrant are set forth in the Warrant attached hereto as Exhibit 1, and incorporated herein by this reference.

          (d) Registration Rights for Shares and Warrant Shares. The shares issuable under this Agreement and upon exercise of the Warrant shall be subject to certain piggyback registration rights as set forth in that certain Registration Rights Agreement, a copy of which is attached hereto as Exhibit 2.

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     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Corporation
represents and warrants to BENCHMARK, each such representation and warranty being deemed to be material that:

          (A) The Corporation will cooperate fully and timely with BENCHMARK to enable BENCHMARK to perform its obligations under this Agreement.

          (B) The execution and performance of this Agreement by the Corporation has been duly authorized by the Board of Directors of the Corporation in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Corporation;

          (C) The performance by the Corporation of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Corporation or any contractual obligation by which the Corporation may be bound.

          (D) The Corporation will promptly deliver to BENCHMARK a complete due diligence package to include the most recent annual report to Shareholders, and the most recent quarterly report of the Corporation on Form 10-QSB, and all other relevant materials, including but not limited to corporate reports, brochures, etc.

          (E) The Corporation will promptly deliver to BENCHMARK a list of brokers and market makers of the Corporation's securities which have been following the Corporation.

          (F) Because BENCHMARK will rely on such information to be supplied it by the Corporation, all such information shall be true, accurate, complete and not misleading, in all respects.

          (G) The Corporation will act diligently and promptly in reviewing materials submitted to it by BENCHMARK to enhance timely distribution of the materials and will inform BENCHMARK of any inaccuracies contained therein prior to the projected publication date.

     6. DISCLAIMER BY BENCHMARK. BENCHMARK WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. BENCHMARK MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

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     7. EARLY TERMINATION. Either party reserves the right to cancel this agreement by providing fifteen (15) day written notice to the other party. In the event of termination and cancellation by either party Benchmark shall be entitled to receive and retain (a) the prorated shares due through the end of the month in which notice of termination is provided, and (b) the right to exercise any vested and unexercised Warrants for a period of ninety (90) days from the effective date of termination, as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of BENCHMARK's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

     8. LIMITATION OF BENCHMARK LIABILITY. If BENCHMARK fails to perform its services hereunder, its entire liability to the Corporation shall not exceed the lesser of (a) the amount of shares and warrants shares BENCHMARK has received from the Corporation under Section 4 of this Agreement and the gain on any sale of shares issuable upon exercise of the Warrants, or (b) the actual damage to the Corporation as a result of such non-performance. IN NO EVENT WILL BENCHMARK BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT DIRECTLY OR INDIRECTLY FROM MISSTATEMENTS, MISREPRESENTATIONS, OMISSIONS BY BENCHMARK OR FROM THE USE OR PUBLICATION, BY BENCHMARK, OF INFORMATION NOT AUTHORIZED IN WRITING BY THE COMPANY, FOR USE OR PUBLICATION.

     9. OWNERSHIP OF MATERIALS. Upon the initial payment by the Corporation to BENCHMARK as set forth in section 4(A) above, all right, title and interest in and to materials to be produced by BENCHMARK in connection with this contract and other services to be rendered under this Agreement shall be the sole and exclusive property of the Corporation.

     10. CONFIDENTIALITY. Until such time as the same may become publicly known, BENCHMARK agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Corporation all materials and original documentation provided by the Corporation will be returned to it. BENCHMARK will, however, require Confidentiality Agreements from its own employees and from contractors BENCHMARK reasonably believes will come in contact with confidential material.

     11. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third (3rd) business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to the Corporation, addressed to:           If to BENCHMARK, addressed to:
-----------------------------------            -----------------------------
Mr. Gary F. Kimmons, President                 Mr. Neil L. Hecht, President
GK Intelligent Systems, Inc.                   Benchmark Consulting Inc.
2606 Yorktown Place                            100 Merrick Road, Suite 404 East
Houston, Texas 77056                           Rockville Centre, New York 11570

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     12. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

     13. ARBITRATION. Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     14. MISCELLANEOUS.

          (A) Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. All parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Texas or any Texas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that Venue for any such dispute arises out of this Agreement or any of the transactions contemplated by this Agreement shall be any federal court located in the State of Texas or any Texas state court, (iii) agrees that they will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Texas or a Texas state court.

          (B) Currency. In all instances, references to dollars shall be deemed to be United States Dollars.

          (C) Assignment. No Party may assign its rights under this Agreement without the prior written consent of the other Parties hereto.

          (D) Counterparts and/or Facsimile Signature This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

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     Executed as of the date and year first above written.

                          GK Intelligent Systems, Inc.


Dated: May 30, 2003                             /S/ Gary F. Kimmons
                                                -------------------------------
                                                By:  Gary F. Kimmons
                                                Its:  President and CEO



                           Benchmark Consulting, Inc.


Dated: June 2, 2003                             /S/ Neil L. Hecht
                                                -------------------------------
                                                By: Neil L. Hecht
                                                Its: President

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